Exhibit 99.1

NEWS RELEASE

For more information contact:

FEI Company
Fletcher Chamberlin
Investor Relations
(503) 726-7710

FEI Company Reports Record Sales and Earnings for the First Quarter of 2007

HILLSBORO, Ore., April 30, 2007  — FEI Company (NASDAQ: FEIC) reported increases in revenue, earnings and cash for the first quarter of 2007.  Net sales and earnings were the highest for any quarter in the company’s history, and quarterly bookings were the second-highest and the largest first-quarter total ever.

Net sales for the quarter ended April 1, 2007 of $148.0 million were up 5% compared to the fourth quarter of 2006 and up 32% compared to the first quarter of 2006.  Bookings in the quarter totaled $152.6 million, compared with $171.7 million in the fourth quarter of 2006 and $149.0 million in the first quarter of 2006.  The book-to-bill ratio for the quarter was 1.03 to 1.00, and the backlog at the end of the quarter was $310.5 million, of which approximately 90% is expected to ship by the end of the first quarter of 2008.

Income from continuing operations for the first quarter of 2007 was $14.9 million, compared with income from continuing operations of $11.9 million in the fourth quarter of 2006 and a net loss of $5.2 million from continuing operations in last year’s first quarter.  Diluted earnings per share from continuing operations in the latest quarter were $0.36, compared with diluted earnings per share of $0.30 from continuing operations in the fourth quarter of 2006 and a loss per share of $0.15 from continuing operations in the first quarter of 2006.  The gross profit margin improved to 43.1% in the first quarter of 2007, compared with 42.0% in the fourth quarter and 40.8% in the prior year’s first quarter.  The tax rate from continuing operations for the first quarter of 2007 was 25.4%, compared with 22.6% in the fourth quarter and 37.2% for the full year 2006.

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Including the impact of the discontinued operations, net income in the first quarter of 2007 was $15.1 million or $0.36 per diluted share.  For the first quarter of 2007, the company reported an after-tax gain of $127,000 related to the sale of Knights Technology Inc., a small wholly-owned software subsidiary which was sold in the fourth quarter of 2006.  The financial statements for all reporting periods have been recast to reflect the results of Knights Technology as a discontinued operation.  In addition, in the first quarter of 2006, the company recorded severance, restructuring, asset impairment and merger costs that reduced pretax income by a total of $12.5 million.

“The year has started out on track,” said Don Kania, president and CEO of FEI, “as we continued to demonstrate progress in several strategic areas — ramping revenue, improving gross margins and building our presence in Asia.  Bookings continued to be solid and within our expected range, and we increased shipments to bring the book-to-bill ratio closer to 1 to 1.  Our gross margin improved to 43.1%, reflecting increased volume and improved revenue mix.  Bookings from Asia including Japan increased 59% from last year’s first quarter and 45% from the fourth quarter.  The company also increased its total cash and investment position during the quarter by $19.7 million, due to continued profitability and employee stock option exercise proceeds.”

Bookings and revenue comparisons for the company’s three market segments and other data are included in the supplementary information attached to this release, along with detailed statements of operations and balance sheets.

The company’s balance sheet remained strong.  Total cash and investments at the end of the quarter were $425.7 million, and convertible debt at the end of the quarter remained unchanged at $310.9 million.

Second Quarter Guidance

FEI currently expects net sales for the second quarter of 2007 to be in the range of $145 million to $152 million.  Bookings are expected to be in line with revenue and earnings per share are expected to be in the range of $0.32 to $0.37 per share.

Investor Conference Call — 2:00 p.m. PDT Monday, April 30, 2007

Parties interested in listening to FEI’s quarterly conference call may do so by dialing 1-800-219-6110 (domestic, toll-free) or 1-303-205-0033 (international) and asking for the FEI Q1 Earnings call. The call can also be accessed via the web by going to FEI’s Investor Relations page at http://www.fei.com, where the webcast will also be archived. A telephone replay of the call will

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also be accessible for one month by dialing 1-800-405-2236 (US) or 1-303-590-3000 (international) and entering the access code 11088415#.

About FEI

FEI (Nasdaq: FEIC) is a global leader in providing innovative instruments for nanoscale imaging, analysis and prototyping.  FEI focuses on delivering solutions that provide groundbreaking results and accelerate research, development and manufacturing cycles for its customers in Semiconductor and Data Storage, Academic and Industrial R&D, and Life Sciences markets.  With R&D centers in North America and Europe, and sales and service operations in more than 50 countries around the world, FEI’s Tools for Nanotech™ are bringing the nanoscale within the grasp of leading researchers and manufacturers.  More information can be found online at: www.fei.com.

Safe Harbor Statement

This news release contains forward-looking statements that include our guidance for the second quarter of 2007 and the expected timing of shipments from our backlog. Factors that could affect these forward-looking statements include, but are not limited to, the strength of the NanoResearch and Industry, NanoElectronics and NanoBiology segments; cyclical changes in the data storage and semiconductor industries, which are the major components of the NanoElectronics market; fluctuations in foreign exchange, interest and tax rates; our continued ability to maintain deferral accounting of hedge transactions; reduced profitability due to failure to achieve or sustain margin improvement, improved product mix, higher volume or cost reductions; lower than expected customer orders; cancellation of customer orders; customer requests to defer planned shipments; failure of customers to adopt new technologies; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company’s products and technology to find acceptance with customers; delays in shipping products for technical performance, component supply or other reasons; unfavorable business conditions and lack of growth in the general economy, both domestic and foreign; potential restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; changes in the regulatory environment in the nations where we do business; inability to overcome technological barriers; additional selling, general and administrative or research and development expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of current or future acquisitions, including failure to achieve financial goals and integrate the acquisitions successfully.  Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

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FEI Company and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	April 1,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$165,335	$110,656
Short-term investments in marketable securities	237,534	234,202
Short-term restricted cash	11,056	20,172
Receivables	163,325	144,955
Inventories	107,803	97,470
Deferred tax assets	4,414	4,386
Other current assets	39,279	33,474
Total current assets	728,746	645,315

Non-current investments in marketable securities	7,466	34,900
Long-term restricted cash	4,344	6,131
Non-current service inventories	38,448	37,920
Property plant and equipment, net	61,225	60,394
Purchased technology, net	4,068	4,494
Goodwill	40,897	40,900
Deferred tax assets	9,898	542
Other assets, net	8,065	7,483
TOTAL	$903,157	$838,079

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$52,172	$45,118
Accrued payroll liabilities	18,309	20,736
Accrued warranty reserves	6,481	5,716
Accrued agent commissions	6,145	6,175
Deferred revenue	58,245	48,992
Income taxes payable	1,260	9,203
Accrued restructuring, reorganization and relocation	639	2,439
Other current liabilities	27,267	29,276
Total current liabilities	170,518	167,655

Convertible debt	310,882	310,882
Deferred tax liabilities	4,312	4,062
Other liabilities	24,254	5,572

SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—
Common stock - 70,000 shares authorized; 35,311 and 34,052 shares issued and outstanding at April 1, 2007 and December 31, 2006	371,126	348,479
Accumulated deficit	(16,882)	(36,041)
Accumulated other comprehensive income	38,947	37,470
Total shareholders’ equity	393,191	349,908

TOTAL	$903,157	$838,079

FEI Company and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	April 1,	December 31,	April 2,
	2007	2006	2006

NET SALES:
Products	$116,429	$107,822	$85,122
Service and components	31,530	32,462	27,144
Total net sales	147,959	140,284	112,266

COST OF SALES:
Products	62,163	58,499	45,666
Service and components	22,053	22,880	20,850
Total cost of sales	84,216	81,379	66,516

Gross profit	63,743	58,905	45,750

OPERATING EXPENSES:
Research and development	15,491	16,112	13,359
Selling, general and administrative	29,574	28,508	23,352
Amortization of purchased technology	440	438	541
CEO severance	—	—	9,324
Restructuring, reorganization and relocation	(572)	(27)	2,239
Asset impairment	—	—	465
Merger costs	—	—	452
Total operating expenses	44,933	45,031	49,732

OPERATING INCOME (LOSS)	18,810	13,874	(3,982)

OTHER INCOME (EXPENSE):
Interest income	4,288	4,154	2,244
Interest expense	(1,976)	(2,110)	(1,658)
Gain (loss) on investment disposals and impairment, net	159	—	—
Other expense, net	(1,274)	(538)	(383)
Total other income (expense), net	1,197	1,506	203

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	20,007	15,380	(3,779)

INCOME TAX EXPENSE	5,077	3,481	1,397

INCOME (LOSS) FROM CONTINUING OPERATIONS	14,930	11,899	(5,176)

DISCONTINUED OPERATIONS
(Loss) income from discontinued operations, net of income taxes	—	(580)	(45)
Gain (loss) on disposal, net of income taxes	127	3,335	—
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	127	2,755	(45)

NET INCOME (LOSS)	$15,057	$14,654	$(5,221)

BASIC NET INCOME (LOSS) PER SHARE DATA:
From continuing operations	$0.43	$0.35	$(0.15)
From discontinued operations	$0.01	$0.08	$(0.00)

DILUTED NET INCOME (LOSS) PER SHARE DATA:
From continuing operations	$0.36	$0.30	$(0.15)
From discontinued operations	$0.00	$0.06	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	34,556	33,886	33,867
Diluted	45,307	44,079	33,867

FEI Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Thirteen Weeks Ended (1)
	April 1,	December 31,	April 2,
	2007	2006	2006
NET SALES:
Products	78.7%	76.9%	75.8%
Service	21.3%	23.1%	24.2%
Total net sales	100.0%	100.0%	100.0%

COST OF SALES:
Products	42.0%	41.7%	40.7%
Service	14.9%	16.3%	18.6%
Total cost of sales	56.9%	58.0%	59.2%

Gross profit	43.1%	42.0%	40.8%

OPERATING EXPENSES:
Research and development	10.5%	11.5%	11.9%
Selling, general and administrative	20.0%	20.3%	20.8%
Amortization of purchased technology	0.3%	0.3%	0.5%
CEO severance	0.0%	0.0%	8.3%
Restructuring, reorganization and relocation	-0.4%	0.0%	2.0%
Asset impairment	0.0%	0.0%	0.4%
Merger costs	0.0%	0.0%	0.4%
Total operating expenses	30.4%	32.1%	44.3%

OPERATING INCOME (LOSS)	12.7%	9.9%	-3.5%

OTHER INCOME (EXPENSE):
Interest income	2.9%	3.0%	2.0%
Interest expense	-1.3%	-1.5%	-1.5%
Gain (loss) on investment disposals and impairment, net	0.1%	0.0%	0.0%
Other expense, net	-0.9%	-0.4%	-0.3%
Total other expense, net	0.8%	1.1%	0.2%

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	13.5%	11.0%	-3.4%

INCOME TAX EXPENSE	3.4%	2.5%	1.2%

INCOME (LOSS) FROM CONTINUING OPERATIONS	10.1%	8.5%	-4.6%

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations, net of income taxes	0.0%	-0.4%	0.0%
Gain (loss) on disposal, net of income taxes	0.1%	2.4%	0.0%
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	0.1%	2.0%	0.0%

NET INCOME (LOSS)	10.2%	10.4%	-4.7%

(1) Percentages may not add due to rounding.

FEI COMPANY

Supplemental Data Table 1

($ in millions, except per share amounts)

(Unaudited)

	Q1 Ended	Q4 Ended	Q1 Ended
	4/1/2007	12/31/2006	4/2/2006
Income Statement Highlights
Consolidated sales	$148.0	$140.3	$112.3
Gross margin	43.1%	42.0%	40.8%
R&D spending	$15.5	$16.1	$13.4
R&D (% of sales)	10.5%	11.5%	11.9%
SG&A	$29.6	$28.5	$23.4
SG&A (% of sales)	20.0%	20.3%	20.8%
Stock compensation expense - COGS	$0.1	$0.2	$0.1
Stock compensation expense - R&D	$0.2	$0.2	$0.2
Stock compensation expense - SG&A	$1.6	$1.4	$1.0
Stock compensation expense - Restructuring (CEO Severance)	$0.0	$0.0	$7.0
Net income (loss) from continuing operations	$14.9	$11.9	$(5.2)
Net income (loss) from discontinued operations	$0.1	$2.8	$(0.0)
Net income (loss)	$15.1	$14.7	$(5.2)
Diluted earnings (loss) per share from continuing operations	$0.36	$0.30	$(0.15)
Diluted earnings (loss) per share from discontinued operations	$0.00	$0.06	$(0.00)
Sales by Market Segment
NanoElectronics	$56.5	$42.4	$39.7
NanoResearch & Industry	$49.2	$55.3	$35.3
NanoBiology	$10.7	$10.1	$10.1
Service and Components	$31.6	$32.5	$27.2
Sales by Geography
North America	$61.7	$49.9	$42.8
Europe	$40.0	$52.2	$38.7
Asia Pacific	$46.3	$38.2	$30.8
Bookings
Total	$152.6	$171.7	$149.0
Book to bill ratio	1.03	1.22	1.33
Backlog - total	$310.5	$305.9	$220.7
Backlog - Service and Components	$56.6	$46.8	$44.4
Bookings by Market Segment
NanoElectronics	$56.0	$49.7	$40.0
NanoResearch & Industry	$46.1	$65.1	$56.2
NanoBiology	$9.1	$23.9	$19.7
Service and Components	$41.4	$33.0	$33.1
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$425.7	$406.1	$254.7
Operating cash generated (used)	$1.2	$24.4	$(2.7)
Accounts receivable	$163.3	$145.0	$110.7
Days sales outstanding (DSO)	101	94	90
Inventory turnover	3.3	3.5	3.2
Inventories	$107.8	$97.5	$81.5
Property, plant and equipment	$61.2	$60.4	$58.5
Fixed asset investment (during quarter)	$3.0	$2.1	$1.2
Depreciation expense	$3.3	$3.3	$3.4
Current liabilities	$170.5	$167.7	$130.2
Working capital	$558.2	$477.7	$319.2
Shareholders’ equity	$393.2	$349.9	$302.5
Headcount (permanent and temporary)	1,729	1,683	1,646